                       [LETTERHEAD OF BDO SEIDMAN, LLP]

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

Pretzelmaker Holdings, Inc.
Denver, Colorado

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement our report dated February 7, 1997, relating to the consolidated financial statement of Pretzelmaker Holdings, Inc., for the period from inception (February 24, 1995) to December 31, 1995 and for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                /s/ BDO SEIDMAN, LLP

Denver, Colorado
February 4, 1999